THE CHILDREN'S
PLACE

FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE REPORTS 2005 FIRST QUARTER FINANCIAL RESULTS
 ~ Net Sales Increased 64%; Comparable Store Sales Increased 13% ~
~ Company Reports First Quarter GAAP Earnings Per Share of $0.36 ~
~ Company Reiterates Fiscal 2005 GAAP Earnings Per Share Guidance of $2.15 to $2.25 ~

Secaucus, New Jersey - May 19, 2005 - The Children's Place Retail Stores, Inc. (Nasdaq: PLCE) today reported financial results for the first quarter ended April 30, 2005.

•	As previously announced, total consolidated net sales for the first quarter increased 64% to $369.2 million, compared with $225.8 million a year earlier. First quarter net sales were comprised of $280.7 million in sales from The Children’s Place, a 24% increase over last year, and $88.5 million in sales from the Company’s Disney Store business.
•	Comparable store sales increased 13% in the quarter, on top of a 16% increase for the same period last year.
•	Net income was $10.2 million, compared to net income of $11.5 million for the same period in 2004.
•	Diluted GAAP earnings per share were $0.36 compared with $0.42 in the fiscal 2004 period. This also compares to the Company’s recent GAAP earnings per share guidance of $0.33 to $0.34. Earnings per share results reflected the remaining $1.2 million, or $0.03 per share, non-cash charge related to acquired Disney Store inventory.
•	The Company opened four Children’s Place stores and closed one store during the first quarter. In addition, the Company opened one Disney Store, and closed one store during the first quarter.

"We are pleased with our first quarter financial results, which reflect improved profitability at The Children’s Place and lower than previously guided to operating losses at Disney Store," said Ezra Dabah, Chairman and Chief Executive Officer of The Children’s Place. "At The Children’s Place brand, everyday we are earning the trust of new customers, with continued increases in traffic, conversion, and market share. At Disney Store, we are pleased with the progress we are making on our merchandising and sourcing initiatives, and we are intensely focused on execution to ensure a successful second half of the year."

The Company also stated that it anticipates May comparable store sales to be in the positive low-single digits and reiterated its previous fiscal 2005 guidance of $2.15 to $2.25 per share.

The Children’s Place will host a webcast of its first quarter conference call today at 10:00 a.m., Eastern Time. Interested parties are invited to listen to the call at the Company’s web site, www.childrensplace.com. An archive of the webcast will be available on the site through Thursday, May 26, 2005.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high quality, value-priced merchandise under the proprietary "The Children’s Place" and licensed "Disney Store" brand names. As of April 30, 2005, the Company owned and operated 753 The Children’s Place stores, and 306 Disney Stores across North America. The Company also sells its merchandise through its virtual store located at www.childrensplace.com.

This press release and above referenced call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers or listeners (on the call) are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:	The Children's Place Heather Anthony, Senior Director, Investor Relations, 201/558-2865

(Tables Follow)

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

                                                                              13 Weeks Ended:
                                                                              ---------------
                                                                      April 30, 2005           May 1, 2004
                                                                      --------------           -----------
                                                                                              (As Restated)

    Net sales                                                          $    369,217           $   225,779
    Cost of sales                                                           227,687               131,596
                                                                       ------------           -----------
    Gross profit                                                            141,530                94,183
    Selling, general and administrative expenses                            112,021                62,680
    Depreciation and amortization                                            12,875                12,622
                                                                       ------------           -----------
    Operating income                                                         16,634                18,881
    Interest income, net                                                        (95)                  (25)
                                                                       ------------           -----------
    Income before income taxes                                               16,729                18,906
    Provision for income taxes                                                6,524                 7,373
                                                                       ------------           -----------
    Net income                                                         $     10,205           $    11,533
                                                                       ============           ===========
    Basic net income per common share                                  $       0.37           $      0.43

    Basic weighted average common
         shares outstanding                                                  27,383                26,813

    Diluted net income per share                                       $       0.36           $      0.42

    Diluted weighted average common shares
         and common share equivalents outstanding                            28,611                27,657

THE CHILDREN’S PLACE RETAIL STORES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                       April 30, 2005    January 29, 2005    May 1, 2004
                                                       --------------    ----------------    -----------
                                                                                            (As Restated)
    Current assets:

    Cash and investments                                $   148,982      $  165,196         $    84,295
    Accounts receivable                                      21,831          23,987               9,879
    Inventories                                             158,200         161,969             100,731
    Other current assets                                     41,902          41,007              22,014
                                                        -----------      ----------         -----------
    Total current assets                                    370,915         392,159             216,919

    Property and equipment, net                             220,330         222,722             211,989
    Other assets, net                                        12,890          12,507              15,565
                                                        -----------      ----------          ----------
    Total assets                                        $   604,135      $  627,388         $   444,473
                                                        ===========      ==========         ===========
    Current liabilities:

    Revolving loan                                      $         0      $   37,268         $         0
    Accounts payable                                         87,526          78,106              43,622
    Accrued expenses and
        other current liabilities                            83,114          99,575              46,408
                                                        -----------      ----------         -----------
    Total current liabilities                               170,640         214,949              90,030

    Other liabilities                                       105,316         100,776              85,972
                                                        -----------      ----------         -----------
    Total liabilities                                       275,956         315,725             176,002

    Stockholders' equity                                    328,179         311,663             268,471
                                                        -----------      ----------         -----------
    Total liabilities and stockholders' equity          $   604,135      $  627,388         $   444,473
                                                        ===========      ==========         ===========

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